Exhibit 10.02

Acusphere, Inc.

Non-Statutory Stock Option Agreement

Acusphere, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2003 Stock Option and Incentive Plan.  The terms and conditions attached hereto are also a part hereof.

Name of optionee (the “Optionee”):

Date of this option grant:

Number of shares of the Company’s Common Stock subject to this option (“Shares”):

Option exercise price per share:

Shares that are subject to vesting schedule:

Vesting Start Date:

  Vesting Schedule:

Vesting Start Date:	0%

On or after [ ] but prior to [ ]:	2.083% per month

On or after [ ]:	100% [four years after Vesting Start Date]

All vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein.

Payment alternatives:	Section 7(a) (i) through (iii)

This option satisfies in full all commitments that the Company has to the Optionee with respect to the issuance of stock, stock options or other equity securities.

Acusphere, Inc.

Signature of Optionee	By:
Name of Officer:
Street Address		Title:

City/State/Zip Code

ACUSPHERE, INC.

NON-STATUTORY STOCK OPTION AGREEMENT — INCORPORATED TERMS AND CONDITIONS

1.                                       Grant Under Plan.  This option is granted pursuant to and is governed by the Company’s 2003 Stock Option and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2.                                       Grant as Non-Qualified Stock Option.  This option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3.                                       Vesting of Option.

(a)                                Vesting if Business Relationship Continues. The Optionee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, set forth on the cover page hereof.  If the Optionee has continuously maintained a Business Relationship (as defined below) with the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Optionee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date.  Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable.  The foregoing rights are cumulative and may be exercised only before the date which is ten years from the date of this option grant.

(b)                                 Definitions. The following definitions shall apply:

“Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director or consultant provided, however, that if the Optionee is granted this stock option as an employee, officer or director and his/her role with the Company is subsequently modified such that he/she becomes a consultant of the Company and is no longer an employee, officer or director the Business Relationship, as defined for purposes of the stock options granted under the Plan, is assumed to no longer exist unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. It is understood that if the option agreement is changed as a result of a change in business relationship, such change may result in a change in tax status of the stock option.

“Cause” means: (i) gross negligence or willful malfeasance in the performance of the Optionee’s work or a breach of fiduciary duty or confidentiality obligations to the Company by the Optionee; (ii) failure to follow the proper directions of the Optionee’s direct or indirect supervisor after written notice of such failure; (iii) the commission by the Optionee of illegal conduct relating to the Company; (iv) disregard by the Optionee of the material rules or material policies of the Company which has not been cured within 15 days after notice thereof from the Company; or (v) intentional acts on the part of the

Optionee that have generated material adverse publicity toward or about the Company.

4.                                       Termination of Business Relationship.

(a)                                  Termination.  If the Optionee’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, for reasons other than the death or disability of the Optionee,  no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of ninety days from the date of termination, but in no event later than the scheduled expiration date.  Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board of Directors of the Company.  If, at the time of the Optionee’s termination for reasons other than Cause, he/she is unable to sell shares of the Company’s stock (i) without liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (or any successor provision) (“Section 16(b)” or (ii) because he/she is in possession of material non-public information about the Company (“Material Non-public Information”) or the Company and Optionee for other good reason agree that that Optionee should not then sell shares of Company stock, then the ninety (90) day period referred to above shall not commence until the later of the first day that the Optionee may sell the shares without liability under Section 16 (b), the first day that the Optionee is not in possession of Material Non-public Information and the Company no longer requests that the Optionee not sell shares of Company Stock; provided, however, that in no event will this option be exercised after the scheduled expiration date.

(b)                               Employment Status. For purposes hereof, with respect to employees of the Company, employment shall not be considered as having terminated during anyleave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence.  For purposes hereof, a termination of employment followed by another Business Relationship shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Optionee continuously remains an employee of the Company or any Subsidiary.

(c)                                  Termination for Cause.  If the Business Relationship of the Optionee is terminated for Cause (as defined above), this option may no longer be exercised from and after the Optionee’s receipt of written notice of such termination.

5.                                       Death; Disability; Retirement.

(a)                                  Death.  Upon the death of the Optionee while the Optionee is maintaining a Business Relationship with the Company, this stock option, to the extent it is at the time outstanding under the Plan, shall automatically accelerate and become fully exercisable as to all Shares hereunder and shall remain exercisable until their scheduled expiration date or earlier surrender. In addition, if the Optionee dies within the ninety-day period after the termination of his/her business relationship with the Company and such termination occurs for reasons other than Cause or if the Optionee dies within the one-year period following a disability (as defined below), the Shares hereunder shall remain exercisable until their scheduled expiration date or earlier surrender. During the remainder of the option term, the Optionee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, have the right to exercise this option.

(b)                                 Disability.  If the Optionee ceases to maintain a Business Relationship with the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, only at any time within one year after such cessation of the Business Relationship, but not later than the scheduled expiration date.  For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(c)                                  Retirement.  If the Optionee, upon attainment of the age of at least 65 years ceases to maintain a Business Relationship with the Company by reason of substantial retirement from his/her position, business function of office with the Company, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, at any time until the scheduled expiration date.

6.                                       Partial Exercise.  This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

7.                                       Payment of Exercise Price.

(a)                                  Payment Options.  The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(i)                                     by check payable to the order of the Company; or

(ii)                                  delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)                               subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price.

In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

(b)                                 Limitations on Payment by Delivery of Common Stock.  If Section 7(a)(iii) is applicable, and if the Optionee delivers Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this agreement.  Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

8.                                       Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Shares will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act.  Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely.  Unless the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

9.                                       Method of Exercising Option.  Subject to the terms and conditions of this agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this option and the number of Shares for which it is being exercised and shall be signed by the person or persons so exercising this option.  Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received.  Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10.                                 Option Not Transferable.  This option is not transferable or assignable except by will or by the laws of descent and distribution.  During the Optionee’s lifetime only the Optionee can exercise this option.

11.                                 No Obligation to Exercise Option.  The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

12.                                 No Obligation to Continue Business Relationship.  Neither the Plan, this agreement, nor the grant of this option imposes any obligation on the Company to continue the Optionee in employment or other Business Relationship.

13.                                 Adjustments.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14.                                 Withholding Taxes.  If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option.  The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

15.                                 Lock-up Agreement. The Optionee agrees that in the event that the Company effects an underwritten public offering of Common Stock registered under the Securities Act, the Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.  Any such sale or disposition shall be made in accordance with the Company’s insider trading policy, as amended and in effect from time to time.

16.                                 Arbitration.  Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

17.                                 Provision of Documentation to Optionee.  By signing this agreement the Optionee acknowledges receipt of a copy of this agreement and a copy of the Plan.

18.                                 Miscellaneous.

(a)                                  Notices.  All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Optionee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b)                                 Entire Agreement; Modification.  This agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c)                                Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d)                                 Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option.  No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Shares, except as otherwise determined by the Board.

(e)                                  Severability.  The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f)                                    Successors and Assigns.  This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(g)                                 Governing Law.  This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws thereof.